UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2016
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.

As previously disclosed, on April 24, 2014, Alimera Sciences Limited (“Limited”), a subsidiary of Alimera Sciences, Inc. (the “Company” and, together with Limited and certain of the Company’s other direct and indirect subsidiaries, the “Consolidated Group”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lender”) and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation, in its capacity as administrative agent for itself and the Lender (the “Agent”), pursuant to which the Company obtained a loan in the aggregate principal amount of $35.0 million (the “Initial Loan”). Also, as previously disclosed, on November 2, 2015, March 14, 2016 and May 26, 2016, Limited entered into various amendments to the Loan Agreement (these various amendments together with the Loan Agreement, the “Amended Loan Agreement”).

Loan Amendment

On October 20, 2016 (the “Effective Date”), Limited entered into a Fourth Amendment to the Loan Agreement (the “Fourth Loan Amendment”) with the Lender and the Agent, which further amended certain terms of the Amended Loan Agreement. Under the Fourth Loan Amendment, the Lender has agreed to provide up to an additional $10.0 million to Limited with (i) the first $5.0 million available at Limited’s option through June 30, 2017 subject to (A) the Consolidated Group’s achievement of $12.0 million in trailing three month net product revenue and (B) no event of default having occurred since the Effective Date and (ii) the second $5.0 million available at Limited’s option through December 31, 2017 subject to (A) the Consolidated Group’s achievement of $15.0 million in trailing three month net product revenue, (B) no event of default having occurred since the Effective Date and (C) the prior $5.0 million having been advanced to Limited (the “Additional Advances” and, together with the Initial Loan, the “Term Loan”). The Fourth Loan Amendment provides for interest only payments through November 30, 2018 (the “Interest-Only Period”). Pursuant to the Fourth Loan Amendment, interest on the Term Loan accrues, from and after the Effective Date, at a floating per annum rate equal the greater of (i) 11.0% and (ii) the sum of (A) 11.0% plus (B) the prime rate as reported in The Wall Street Journal, or if not reported, the prime rate most recently reported in The Wall Street Journal, minus 3.5%. Prior to the Effective Date, interest on the Term Loan accrued at a floating per annum rate equal to the greater of (i) 10.90% and (ii) the sum of (A) 10.90% plus (B) the prime rate as reported in The Wall Street Journal, or if not reported, the prime rate most recently reported in The Wall Street Journal, minus 3.25%. In addition to the interest described above, commencing on the Effective Date, the principal balance of the Term Loan will bear “payment-in kind” interest at the rate of 1.0% (“PIK Interest”), which PIK Interest will be added to the outstanding principal balance of the Term Loan so as to increase the outstanding principal balance of the Term Loan on each payment date for the Term Loan and which amount will be payable when the aggregate outstanding principal amount of the Term Loan is payable. The Term Loan will be due and payable to the Lender in 24 equal monthly payments of principal and interest following the Interest-Only Period beginning on December 1, 2018 and matures in full on November 1, 2020.

Limited paid to the Lender a facility charge of $337,500 and will reimburse the Lender for legal and diligence fees incurred in connection with the Fourth Loan Amendment. If Limited prepays the Term Loan, it will pay the Lender a prepayment penalty (i) if such amounts are prepaid in any of the first 12 months following the Effective Date, equal to 3.0% of the principal amount of the Term Loan being repaid, (ii) if such amounts are prepaid after 12 months but prior to 24 months following the Effective Date, equal to 2.0% of the principal amount of the Term Loan being repaid, and (iii) if such amounts are prepaid at any time thereafter, equal to 1.0% of the principal amount of the Term Loan being repaid.

Limited and the Company, on a consolidated basis with the other members of the Consolidated Group, also agreed to customary affirmative and negative covenants, including, without limitation, covenants relating to minimum liquidity, minimum trailing six month net revenue and adjusted EBITDA, and events of default in connection with these arrangements. The occurrence of an event of default could result in the acceleration of Limited’s obligations under the Amended Loan Agreement and an increase to the applicable interest rate, and would permit the Lender to exercise remedies with respect to the collateral under the Amended Loan Agreement. In the event that the Consolidated Group maintains $35.0 million in liquidity, including cash and eligible accounts receivable, at the end of the month and has not been and is not in breach of the amended debt facility, the six-month trailing revenue covenant is effectively waived for such month.

Limited’s obligations to the Lender are secured by a first priority security interest in substantially all of Limited’s assets, excluding intellectual property. The Lender does, however, maintain a negative pledge on Limited’s intellectual property, which restricts Limited’s ability to sell, transfer or otherwise dispose of, or allow any lien or other encumbrances on, such intellectual property. The Company and other members of the Consolidated Group are guarantors of the obligations of Limited to the Lender under the Amended Loan Agreement pursuant to separate guaranty agreements between the Lender and each and such entity (the “Guaranties”). Pursuant to the Guaranties, the Company and these other entities granted the Lender a first priority security interest in substantially all of their respective assets excluding intellectual property. These arrangements were reaffirmed in connection with the Fourth Loan Amendment.

A copy of the Fourth Loan Amendment will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2016. The foregoing description of the terms of the Fourth Loan Amendment is qualified in its entirety by reference to the full text of such exhibit.

Warrant

In connection with Limited entering into the Fourth Loan Amendment, the Company entered into a warrant agreement with Hercules Capital, Inc. to purchase up to the amount of shares of the Company’s common stock equal to $500,000 divided by the lowest volume-weighted average sale price for a share of the Company’s common stock reported over any ten consecutive trading days during the period commencing on and including September 23, 2016 and ending on the earlier to occur of (i) December 30, 2016 (inclusive of such date), and (ii) the second trading day immediately preceding the date of closing of a Merger Event as defined in the warrant agreement (the “Warrant”).

A copy of the Warrant will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2016. The foregoing description of the terms of the Warrant is qualified in its entirety by reference to the full text of such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Warrant. The Warrant and the shares of common stock issuable under the Warrant, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01.    Regulation FD.

On October 20, 2016, the Company issued a press release announcing that it had entered into the Loan Amendment and Warrant Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated October 20, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: October 20, 2016	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated October 20, 2016